Exhibit 5.1

December 17, 2024

Callan JMB Inc.

244 Flightline Drive

Spring Branch, Texas 78070-6241

Re: Callan JMB Inc. - Registration Statement on Form S-1 (File No: 333-282879)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Callan JMB Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”).

The Registration Statement pertains to a firm commitment initial public offering (the “Offering”) and relates to the issuance and sale by the Company of (i) 1,280,000 shares (the “Offered Shares”) of common stock, par value $0.001 (the “Common Stock”), (ii) up to 192,000 shares of Common Stock (the “Over-allotment Shares”) to be issued and sold in the Offering (as defined below) in the event that Alexander Capital, L.P., acting as representative of the underwriters and the sole book-running manager (the “Representative”) exercises its over-allotment option in full (the “Over-Allotment Shares”); (iii) 64,000 shares of Common Stock issuable under the warrants (the “Underwriters’ Warrants” and the “Underwriters’ Warrant Shares”) to purchase shares of Common Stock issuable upon the exercise of the Underwriters’ Warrants, to be issued to the Representative as compensation for its services pursuant to the underwriting agreement to be entered into by and between the Company and the Representative (the “Underwriting Agreement”). The Offered Shares, the Over-Allotment Shares, the Underwriters’ Warrants and the Underwriters’ Warrant Shares, are collectively referred to as the “Securities” for the purposes hereof. The offering of the Securities by the Company pursuant to the Registration Statement, the prospectus that is a part of the Registration Statement (“Prospectus”) and the Underwriting Agreement are collectively referred to herein as the “Offering.” Capitalized terms not defined herein shall have the meaning ascribed to them in the Registration Statement. We understand that the Securities are to be sold as described in the Registration Statement.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing, and provided further that the Registration Statement and any required post-effective amendment thereto have all become effective under the Act and the Prospectus included in the Registration Statement that is declared effective by the Commission, required by applicable law have been delivered and filed as required by all such laws, it is our opinion that:

(i) the Offered Shares and Over-Allotment Shares will have been duly authorized for issuance by the Company and, when issued and paid for as described in the Prospectus and the Underwriting Agreement, will be validly issued, fully paid and non-assessable;

(ii) the Underwriters’ Warrants will have been duly authorized by the Company and, when issued and sold in accordance with the Underwriting Agreement and as described in the Prospectus, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(iii) the Underwriters’ Warrant Shares, when issued and delivered by the Company upon exercise of such Underwriters’ Warrants in accordance with the terms thereof and as described in the Prospectus, will be validly issued, fully paid and non-assessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the corporate laws of the State of Nevada and the laws of the State of New York, as currently in effect (based solely upon our review of a standard compilation thereof). This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very Truly Yours,

/s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP

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